Exhibit 4(d)

PPL ELECTRIC UTILITIES CORPORATION

OFFICER’S CERTIFICATE

(under Sections 201 and 301 of the Indenture dated as of August 1, 2001)

Establishing the Form and Certain Terms of the
First Mortgage Bonds, Pollution Control Series 2016A

The undersigned, Tadd J. Henninger, Assistant Treasurer of PPL Electric Utilities Corporation (the “Company”), pursuant to Supplemental Indenture No. 18, dated as of March 1, 2016 (“Supplemental Indenture No. 18”), and Sections 201 and 301 of the Indenture of the Company dated as of August 1, 2001 (the “Original Indenture”, and as heretofore supplemented, the “Indenture”) to The Bank of New York Mellon, as trustee (the “Trustee”), does hereby establish for the Securities of the Nineteenth Series established in Supplemental Indenture No. 18 the following terms and characteristics (capitalized terms used herein which are not defined herein shall have the meanings specified in the Indenture, and the lettered clauses set forth herein correspond to such clauses in Section 301 of the Original Indenture):

a)	the title of the Securities of such series shall be “First Mortgage Bonds, Pollution Control Series 2016A” (the “Bonds”);
b)	the aggregate principal amount of Bonds which may be authenticated and delivered under the Indenture shall be limited to $115,500,000, except as contemplated in Section 301(b) and the last paragraph of Section 301 of the Original Indenture;
c)	interest on the Bonds shall be payable to the Person or Persons in whose names the Bonds are registered at the close of business on the Regular Record Date for such interest, except as otherwise expressly provided in the form of Bond attached hereto and hereby authorized and approved;
d)	the principal shall be due and payable on September 1, 2029; and the Company shall not have the right to extend the Maturity of the Bonds as contemplated in Section 301(d) of the Original Indenture;
e)	as provided in the form of Bond attached as Exhibit A hereto, the Bonds shall bear interest at the same rate or rates borne from time to time by the Pollution Control Revenue Refunding Bonds, Series 2016A (PPL Electric Utilities Corporation Project) (the “Revenue Bonds”) of the Lehigh County Industrial Development Authority (the “Authority”), the Revenue Bonds being issued under the Trust Indenture, dated as of March 1, 2016 (the “Revenue Bond Indenture”) of the Authority to The Bank of New York Mellon Trust Company, N.A., as trustee (the “Revenue Bond Trustee”); the Interest Payment Dates for the Bonds shall be the dates on which the interest is payable on the Revenue Bonds; the Regular Record Date for the interest payable on any Interest Payment Date with respect to the Bonds shall be the same date or dates as the Regular Record Date for the Revenue Bonds (as defined in the Revenue Bond Indenture); and the Company shall not have any right to extend any interest payment periods for the Bonds as contemplated in Sections 301(e) and 312 of the Original Indenture;
f)	the Corporate Trust Office of the Trustee in New York, New York shall be the office or agency of the Company at which the principal of and any premium and interest on the Bonds at Maturity shall be payable, at which registration of transfers and exchanges of the Bonds may be effected and at which notices and demands to or upon the Company in respect of the Bonds and the Indenture may be served; and the Trustee will initially be the Security Registrar and the Paying

Agent for the Bonds; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such office or agency and such agent; each installment of interest on a Bond shall be payable as provided in Exhibit A hereto;

g)	(i) The Bonds shall be redeemed in whole or in part at the times and redemption prices and in the amounts that the Revenue Bonds are to be redeemed at the option of the Company pursuant to Section 9.1(a) of the Revenue Bond Indenture, except to the extent that no such redemption of the Revenue Bonds occurs as contemplated by Section 9.4(d) of the Revenue Bond Indenture; and no notice of any such redemption of the Bonds shall be required to be given;

(ii) Upon the occurrence of an Event of Default under the Revenue Bond Indenture, and upon the condition that Revenue Bonds shall have become immediately due and payable pursuant to any provision of the Revenue Bond Indenture and further upon the condition that there shall not have occurred and be continuing an Event of Default as defined in Section 901 of the Indenture, upon the demand of the Revenue Bond Trustee, the Bonds shall be redeemed by the Company at the principal amount thereof plus accrued interest to the date of redemption; and, further, upon the redemption, in whole or in part, of the Revenue Bonds pursuant to Section 9.1(b) of the Revenue Bond Indenture, the Bonds shall be redeemed by the Company on the date such Revenue Bonds are to be redeemed in an amount equal to the principal amount of such Revenue Bonds plus interest accrued to such date; and no notice of any such redemption shall be required to be given;

h)	inapplicable;
i)	the Bonds shall be issued in denominations of $1,000 and any integral multiple of $1,000 in excess thereof;
j)	inapplicable;
k)	inapplicable;
l)	inapplicable;
m)	inapplicable;
n)	inapplicable;
o)	reference is hereby made to the provisions of Supplemental Indenture No. 18 for certain covenants of the Company for the benefit of the Holders of the Bonds, in addition to those set forth in Article Seven of the Indenture;
p)	inapplicable;
q)	the only obligations or instruments that shall be considered Eligible Obligations in respect of the Bonds shall be Government Obligations; and the provisions of Section 801 of the Indenture as supplemented by Section 103 of Supplemental Indenture No. 18 shall apply to the Bonds;
r)	inapplicable;
s)	inapplicable;
t)	the Bonds shall not be transferable, except to a successor trustee under the Revenue Bond Indenture; no service charge shall be made for the registration of transfer or exchange of the

Bonds; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

u)	inapplicable;
v)	inapplicable; and
w)	except as otherwise determined by the proper officers of the Company and communicated to the Trustee in a Company Order or as established in one or more Officer’s Certificates supplemental to this Officer’s Certificate, the Bonds shall be substantially in the form of the Bond attached hereto, which form is hereby authorized and approved, and shall have such further terms as are set forth in such form.

IN WITNESS WHEREOF, I have executed this Officer’s Certificate this 9th day of March, 2016 in New York, New York.

          /s/ Tadd J. Henninger
Name: Tadd J. Henninger
Title: Assistant Treasurer

[Signature Page to Officer’s Certificate pursuant to Sections 201 and 301 of the Indenture]

Exhibit A

[FORM OF BOND]

This Bond is non-transferable except to a successor Revenue Bond Trustee under the Revenue Bond Indenture referred to herein.

No.    R -

PPL ELECTRIC UTILITIES CORPORATION

FIRST MORTGAGE BOND, POLLUTION CONTROL SERIES 2016A

PPL ELECTRIC UTILITIES CORPORATION, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein referred to as the “Company,” which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to The Bank of New York Mellon Trust Company, N.A., as trustee, or to its successor as such trustee (the “Revenue Bond Trustee”), under a Trust Indenture, dated as of March 1, 2016 (the “Revenue Bond Indenture”), between the Lehigh County Industrial Development Authority (the “Authority”) and the Revenue Bond Trustee, pursuant to which the Authority will issue $115,500,000 aggregate principal amount of its Pollution Control Revenue Refunding Bonds, Series 2016A (PPL Electric Utilities Corporation Project) (the “Revenue Bonds”), the principal sum of ONE HUNDRED FIFTEEN MILLION FIVE HUNDRED THOUSAND Dollars ($115,500,000) on September 1, 2029 (the “Stated Maturity Date”), and to pay interest on said principal sum at the same rate or rates borne from time to time as the Revenue Bonds and on the same date or dates as interest is payable on the Revenue Bonds (each an “Interest Payment Date”). Interest on the Securities of this series will accrue from and including March 9, 2016, to and excluding the first Interest Payment Date, and thereafter will accrue from and including the last Interest Payment Date to which interest has been paid or duly provided for. No interest will accrue on the Securities with respect to the day on which the Securities mature.

In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered on the Regular Record Date (as defined in the Revenue Bond Indenture) immediately preceding such Interest Payment Date, except that interest payable at Maturity will be payable to the Person to whom principal shall be paid. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to herein. Interest on this Security will be computed on the same basis or bases as interest is computed on the Revenue Bonds.

Payment of the principal of and premium, if any, and interest at Maturity on this Security shall be made upon presentation of this Security at the corporate trust office of The Bank of New York Mellon in New York, New York, or at such other office or agency as may be designated for such purpose by the Company from time to time, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, and payment of interest, if any, on this Security (other than interest payable at Maturity) shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, provided that if such Person is a securities depositary, such payment may be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such Person.

Anything herein to the contrary notwithstanding, the obligation of the Company to make any payment of the principal of, or premium, if any, or interest on, this Security shall be deemed to be satisfied and discharged to the extent of the corresponding payment (i) made by the Company to the Revenue Bond Trustee pursuant to the Agreement or Note (as defined in the Revenue Bond Indenture) and/or (ii) made with moneys on deposit in any fund or account maintained under the Revenue Bond Indenture for the payment of the principal or redemption price of, or interest on, the Revenue Bonds.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and issuable in one or more series under an Indenture dated as of August 1, 2001 (herein, together with any amendments or supplements thereto, called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including Supplemental Indenture No. 18 thereto, for a statement of the property mortgaged, pledged and held in trust, the nature and extent of the security, the conditions upon which the Lien of the Indenture may be released and the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder thereof to all of the terms and provisions of the Indenture. This Security is one of the series designated on the face hereof.

The Trustee may conclusively presume that the obligation of the Company to pay the principal of and interest on the Securities as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the Holder of the Securities, signed by an authorized officer thereof, stating that the principal of or interest on the Bonds has become due and payable and has not been fully paid, and specifying the amount of funds required to make such payment.

The Securities of this series shall be redeemed in whole or in part at the times and redemption prices and in the amounts that the Revenue Bonds are to be redeemed at the option of the Company pursuant to Section 9.1(a) of the Revenue Bond Indenture except to the extent that no such redemption of the Revenue Bonds occurs as contemplated by Section 9.4(d) of the Revenue Bond Indenture; and no notice of any such redemption of the Bonds shall be required to be given.

Upon the occurrence of an Event of Default under the Revenue Bond Indenture and upon the condition that the Revenue Bonds shall have become immediately due and payable pursuant to any provision of the Revenue Bond Indenture, and upon further condition that there shall not have occurred and be continuing an Event of Default under the Indenture, upon demand by the Revenue Bond Trustee, the Securities of this series shall be redeemed by the Company at the principal amount thereof plus accrued interest on the date of such redemption; and no notice of any such redemption shall be required to be given.

Upon the redemption, in whole or in part, of the Revenue Bonds pursuant to Section 9.1(b) of the Revenue Bond Indenture, the Securities of this series shall be redeemed by the Company on the date the Revenue Bonds are to be redeemed in an amount equal to the principal amount of the Revenue Bonds to be redeemed plus interest accrued to such date; and no notice of any such redemption shall be required to be given.

In the event of redemption of this Security in part only, a new Security or Securities of this series of like tenor representing the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

The Indenture contains provisions for release of the Lien thereof upon compliance with certain conditions set forth therein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of all series affected at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (a) such Holder shall have previously given the Trustee written notice of a continuing Event of Default; (b) the Holders of 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity; (c) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Securities a direction inconsistent with such request; and (d) the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

The Securities of this series are issuable only in registered form without coupons, and in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein and herein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of the same series and Tranche and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes (subject to Sections 305 and 307 of the Indenture), whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York (including, without limitation, Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act shall be applicable and except to the extent that the law of the any other jurisdiction shall mandatorily govern.

As used herein, “Business Day,” means any day, other than (i) a Saturday or Sunday or legal holiday or a day on which banking institutions in the city or cities in which the Designated Offices of the Trustee, the Revenue Bond Trustee, the Tender Agent, Depository or the Paying Agent (each as defined in the Revenue Bond Indenture) or the Principal Office of a Credit Facility Issuer (as defined in the Revenue Bond Indenture), if any (or, the case of a foreign bank, the licensed branch thereof which has issued, or will honor draws upon, any such Credit Facility (as defined in the Revenue Bond Indenture), are located or required by law or executive order to close or (ii) a day on which the New York Stock Exchange or the principal office of the Remarketing Agent (as defined in the Revenue Bond Indenture) is closed. All other terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, member, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed in New York, New York.

PPL ELECTRIC UTILITIES CORPORATION

By:_______________________________________

[FORM OF CERTIFICATE OF AUTHENTICATION]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:                             ,

the bank of new york MELLON, as Trustee

By:_______________________________________

Authorized Signatory